--------------------------------------------------------------------------------


                        ASSUMPTION REINSURANCE AGREEMENT


                                 by and between



                     UNUM LIFE INSURANCE COMPANY OF AMERICA


                                      and


                   LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK



                          Dated as of October 1, 1996

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                             Page
                                                             ----

ARTICLE I       DEFINITIONS..................................  1

ARTICLE II      BUSINESS ASSUMED.............................  3

ARTICLE III     NOTICES; ASSUMPTION CERTIFICATES; NOVATIONS..  4

ARTICLE IV      TERRITORY....................................  6

ARTICLE V       CONTRACT ADMINISTRATION......................  6

ARTICLE VI      PREMIUMS; RECOVERIES.........................  6

ARTICLE VII     TRANSFER OF ASSETS...........................  6

ARTICLE VIII    OFFSETS......................................  7

ARTICLE IX      ERRORS AND OMISSIONS.........................  7

ARTICLE X       DUTY OF COOPERATION..........................  7

ARTICLE XI      ARBITRATION..................................  8

ARTICLE XII     MISCELLANEOUS PROVISIONS.....................  8
   Section 12.01.  Notices...................................  8
   Section 12.02.  Amendment.................................  9
   Section 12.03.  Counterparts.............................. 10
   Section 12.04.  No Third Party Beneficiaries.............. 10
   Section 12.05.  Assignment................................ 10
   Section 12.06.  Governing Law............................. 10
   Section 12.07.  Entire Agreement.......................... 10

                                    EXHIBITS


EXHIBIT A      Option Letters

EXHIBIT B      Certificates of Assumption


                                   SCHEDULES


SCHEDULE 1.01  Insurance Contracts

SCHEDULE 1.02  LLANY Separate Account

SCHEDULE 1.03  Seller Separate Account

                        ASSUMPTION REINSURANCE AGREEMENT
                        --------------------------------


          THIS ASSUMPTION REINSURANCE AGREEMENT (this "Agreement"), dated as of October 1, 1996, is made by and between UNUM Life Insurance Company of America, a Maine domiciled stock life insurance company ("Seller"), and Lincoln Life & Annuity Company of New York, a New York domiciled stock life insurance company ("LLANY").

          WHEREAS, Seller has agreed to cede and transfer to LLANY the Insurance Contracts (as defined below) and LLANY has agreed to assume the rights, obligations and liabilities of Seller under the Insurance Contracts; and

          WHEREAS, Seller and LLANY are, concurrently with the execution of this Agreement, entering into an Indemnity Reinsurance Agreement (the "Indemnity Reinsurance Agreement") whereby Seller will cede and LLANY will reinsure, on an indemnity reinsurance basis, the general account obligations of Seller under the Insurance Contracts pending the assumption of the Insurance Contracts by LLANY under this Agreement;

          NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and upon the terms and conditions set forth herein, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          The following terms shall have the respective meanings set forth below throughout the Agreement:

          "Acquisition Agreement" means the Second Amended and Restated Asset
           ---------------------
Transfer and Acquisition Agreement entered into by and between Purchaser (as defined below) and Seller dated as of January 24, 1996, to which LLANY has been added as a party.

          "Affiliate" means, with respect to any Person, at the time in
           ---------
question, any other Person controlling, controlled by or under common control with such Person.

          "Agreement" means this Assumption Reinsurance Agreement.
           ---------

          "Certificateholder Notice" shall have the meaning set forth in Article
           ------------------------
III.

          "Certificateholders" means the certificateholders under the group
           ------------------
annuity contracts included within the Insurance Contracts.

          "Certificates of Assumption" shall have the meaning set forth in
           --------------------------
Article III.

          "Contractholder Notice" shall have the meaning set forth in Article
           ---------------------
III.

          "Contractholders" means the holders of the group annuity contracts
           ---------------
included within the Insurance Contracts.

          "Custodian Account" means the Custodian Account established pursuant
           -----------------
to the Custodian Agreement entered into by and among Seller, LLANY and the custodian named therein dated the date hereof.

          "Effective Date" means October 1, 1996.
           --------------

          "Extra Contractual Obligations" means all liabilities for
           -----------------------------
consequential, exemplary, punitive or similar damages which relate to or arise in connection with any alleged or actual act, error or omission by Seller or any of its Affiliates prior to the date hereof, whether intentional or otherwise, or from any reckless conduct or bad faith by Seller or any of its Affiliates, in connection with the handling of any claim under any of the Insurance Contracts or in connection with the issuance, delivery, cancellation or administration of any of the Insurance Contracts (provided that no liability with respect to which Purchaser or LLANY shall be entitled to indemnification under Section 10.01(a)(ii) of the Acquisition Agreement shall be deemed to be an Extra Contractual Obligation).

          "General Account Liabilities" means those Insurance Liabilities which
           ---------------------------
are general account obligations of Seller, excluding any general account liabilities which relate to (i) amounts transferred from the Seller Separate Account to the general account of Seller pending distribution to holders of the Insurance Contracts and (ii) amounts held in the general account of Seller pending transfer to the Seller Separate Account.

          "Inactive Certificateholder" means a Certificateholder under an
           --------------------------
Insurance Contract with respect to which regular periodic deposits are not being made by the Contractholder.

          "Indemnity Reinsurance Agreement" shall have the meaning set forth in
           -------------------------------
the second recital of this Agreement.

          "Insurance Contracts" means all group annuity contracts issued by
           -------------------
Seller that are listed on Schedule 1.01 hereto and in effect on the Effective Date and all certificates and participation agreements in effect as of the Effective Date issued in accordance with the terms of such group annuity contracts (including all supplements, endorsements, riders and ancillary agreements in connection therewith).

          "Insurance Liabilities" means all liabilities and obligations arising
           ---------------------
under the Insurance Contracts (including, without limitation, the Seller Separate Account Liabilities, but excluding any Extra Contractual Obligations), including, without limitation: (i) all liability for premium taxes arising on account of premiums paid or annuities purchased on or after the Effective Date,
(ii) all amounts payable on or after the Effective Date for returns or refunds of premiums under the Insurance Contracts, (iii) all liability for commission payments and other fees or compensation payable with respect to the Insurance Contracts to or for the benefit of brokers and service providers, to the extent that such amounts are or become payable on or after the Effective Date, (iv) all guaranty fund assessments and similar charges imposed with respect to the Insurance Contracts based on premiums paid on or after the Effective Date.

          "LLANY" shall have the meaning set forth in the introductory paragraph
           -----
of this Agreement.

          "LLANY Separate Account" means the separate account of LLANY described
           ----------------------
on Schedule 1.02 hereto.

          "Notice" means a Contractholder Notice or a Certificateholder Notice.
           ------

          "Novated Contracts" shall have the meaning set forth in Article III.
           -----------------

          "Person" means any individual, corporation, partnership, firm, joint
           ------
venture, association, joint-stock company, trust, unincorporated organization, governmental, judicial or regulatory body, business unit, division or other entity.

          "Purchaser" means The Lincoln National Life Insurance Company, an
           ---------
Affiliate of LLANY.

          "Seller" shall have the meaning set forth in the introductory
           ------
paragraph of this Agreement.

          "Seller Separate Account" means the separate account of Seller
           -----------------------
described on Schedule 1.03 hereto.

          "Seller Separate Account Liabilities" means those insurance
           -----------------------------------
liabilities that are reflected in the Seller Separate Account and that relate to Insurance Contracts.


                                   ARTICLE II

                                BUSINESS ASSUMED
                                ----------------

          Upon the terms and subject to the conditions and other provisions of this Agreement and any required governmental and regulatory consents and approvals, Seller hereby agrees to cede to LLANY and LLANY hereby agrees to accept and assume the Insurance Contracts. LLANY agrees to indemnify, defend and hold harmless Seller (and its directors, officers, employees, Affiliates, successors and permitted assigns), in accordance with the procedures set forth in Section 10.02 and Section 10.03 of the Acquisition

Agreement, from and against all Insurance Liabilities assumed by LLANY pursuant to this Agreement.


                                  ARTICLE III

                  NOTICES; ASSUMPTION CERTIFICATES; NOVATIONS
                  -------------------------------------------

          LLANY shall prepare for mailing to each Contractholder an option letter, including a rejection form, substantially in the form attached hereto as Exhibit A-1 (such option letters are hereinafter referred to as the "Contractholder Notices"). The Contractholder Notices shall be mailed by LLANY to each such Contractholder, at the sole expense of LLANY, on the date when all required regulatory approvals have been obtained for the assumption of each such Insurance Contract by LLANY or as soon as practicable thereafter. Each Contractholder Notice shall be dated the date upon which it is mailed.

          Seller and LLANY agree that a Contractholder will remain a Contractholder of Seller if a rejection of the assumption is delivered by such Contractholder to Seller or LLANY prior to the later of (i) the expiration of the 30-day period which will commence on the date that the Contractholder Notice is sent to such Contractholder or (ii) with respect to active Insurance Contracts under which regular periodic deposits are being made, the date of the next deposit under the relevant Insurance Contract. In the event of such rejection, Certificateholder Notices will not be sent to Certificateholders under the Insurance Contracts held by such Contractholder (as otherwise provided for below) and such Certificateholders will remain as Certificateholders of Seller.

          Following the expiration of the rejection period referred to above (or, if earlier, following the receipt of any affirmative consent from a Contractholder), LLANY shall prepare for mailing to each Certificateholder under the applicable Insurance Contracts who is a resident of New York at the time of mailing an option letter, including a rejection form, substantially in the form attached hereto as Exhibit A-2. LLANY shall also prepare for mailing to each Certificateholder under the applicable Insurance Contracts who is not a resident of New York at the time of the mailing an option letter, including an affirmative consent form, substantially in the form attached hereto as Exhibit A-3. The option letters, rejection forms and affirmative consent forms to be mailed to Certificateholders in accordance with the foregoing are referred to herein as the "Certificateholder Notices." The Certificateholder Notices shall be mailed promptly by LLANY to each such Certificateholder, at the sole expense of LLANY. Each Certificateholder Notice will be dated the date upon which it is mailed.

          Seller and LLANY agree that a Certificateholder will remain a Certificateholder of Seller if a rejection of the assumption is delivered by such Certificateholder to Seller or LLANY prior to the later of (i) the expiration of the 30-day period which will commence on the date that the Certificateholder Notice is sent to such Certificateholder or (ii) with respect to active Insurance Contracts under which regular periodic deposits are being made, the date of the next deposit under the relevant Insurance Contract. If a rejection of the assumption is not delivered by a Certificateholder as described in the preceding sentence, such Certificateholder will become a Certificateholder of LLANY as described below; provided, however, that if an Inactive Certificateholder, prior to his taking action that indicates his acceptance of LLANY as the assuming insurer (e.g., by
                                                                       ----
making a request to LLANY for a contract loan, withdrawal, transfer or change in beneficiary, making a payment to LLANY with respect to a contract loan, or any similar action), objects to the transfer of his certificate to LLANY and requests in writing that his certificate revert to Seller, the certificate of such Inactive Certificateholder will promptly revert to Seller.

          LLANY shall also prepare and mail certificates of assumption in the form attached hereto as Exhibit B-1 or B-2, as applicable (the "Certificates of Assumption").

          Insurance Contracts assumed by LLANY hereunder as provided for above shall be deemed to have been assumed by novation and shall be defined herein as "Novated Contracts." Except as set forth below in this Article III, the effective date of novation of an Insurance Contract shall be the effective date of novation specified in the Certificateholder Notices sent in respect of such Insurance Contract, which date shall be (i) if the Certificateholder Notices are mailed on or prior to the 25th day of any month, the first day of the second month following the month in which such Certificateholder Notices are mailed, and (ii) if the Certificateholder Notices are mailed after the 25th day of any month, the first day of the third month following the month in which such Certificateholder Notices are mailed. Notwithstanding the foregoing, the effective date of novation of an Insurance Contract that has Seller Separate Account Liabilities related thereto shall be no earlier than the date upon which the assets supporting such Seller Separate Account Liabilities are transferred to the LLANY Separate Account.

          LLANY shall be the successor to Seller under the Novated Contracts as if the Novated Contracts were direct obligations originally issued by LLANY. LLANY shall be substituted in the place and stead of Seller, and each Contractholder and Certificateholder under a Novated Contract shall be entitled to disregard Seller as a party thereto and treat LLANY as if it had been originally obligated thereunder. Each such Contractholder and Certificateholder shall have the right to file claims arising under the Novated Contracts on or after the effective date of such novation directly with LLANY and shall have a direct right of action for Insurance Liabilities reinsured thereunder against LLANY, and LLANY hereby consents to be subject to direct action taken by any Contractholder or Certificateholder under a Novated Contract. LLANY accepts and assumes the Novated Contracts subject to any and all defenses, setoffs and counterclaims to which Seller would be entitled in relation to the Insurance Liabilities, it being expressly understood and agreed by the parties hereto that no such defenses, setoffs or counterclaims are waived by the execution of this Agreement or the consummation of the transactions contemplated hereby and that LLANY shall be fully subrogated to all such defenses, setoffs and counterclaims.

                                   ARTICLE IV

                                   TERRITORY
                                   ---------

          This Agreement shall apply to Insurance Contracts covering lives and risks wherever resident or situated.


                                   ARTICLE V

                            CONTRACT ADMINISTRATION
                            -----------------------

          Following the respective effective dates of novation of the Novated Contracts, LLANY shall have sole direct responsibility for the administration and servicing of the Novated Contracts. Seller agrees that, after the respective effective dates of novation of the Novated Contracts, it will forward to LLANY immediately upon receipt all notices and other written communications received by it relating to Novated Contracts (including, without limitation, all inquiries or complaints from state insurance regulators, agents, brokers and insureds and all notices of claims, suits and actions for which it receives service of process).


                                   ARTICLE VI

                              PREMIUMS; RECOVERIES
                              --------------------

          Seller shall remit to LLANY or LLANY shall retain, as applicable, 100% of all premiums, contract loan repayments and other amounts received by Seller or LLANY with respect to the Novated Contracts on or after the respective dates of novation including, but not limited to, all administrative expense and deposit charges deducted from the remittance of premiums or other amounts billed separately, asset charges collected, market value adjustments collected and back-end loadings collected under the Novated Contracts.

          Effective on the respective effective dates of novation, LLANY shall have sole direct responsibility for billing and collecting premiums in respect of, and principal and interest payments on contract loans under, the Novated Contracts.


                                  ARTICLE VII

                               TRANSFER OF ASSETS
                               ------------------

          On the respective dates of novation, Seller shall transfer and assign to LLANY all contract loans under the Novated Contracts. In addition, Seller shall, on the effective date of novation specified in the Notice sent in respect of an Insurance Contract which has Seller Separate Account Liabilities related thereto, transfer to the appropriate LLANY

Separate Account the assets of the Seller Separate Account which support the Seller Separate Account Liabilities arising under each Insurance Contract so novated.

          In the event that contract loans are transferred by Seller to LLANY or assets are transferred from the Custodian Account to LLANY with respect to (i) a Novated Contract that is subsequently finally determined in a judicial proceeding or by regulatory action not to have been novated or (ii) a certificate of an Inactive Certificateholder that reverts to Seller pursuant to
Article III, LLANY shall transfer any contract loans under such Insurance Contract to Seller and shall transfer to the Custodian Account assets with a market value on the date of transfer in an amount at least equal to the General Account Liabilities (less any contract loans) arising under such Insurance Contract on the date of transfer. In the event that assets are transferred to the LLANY Separate Account with respect to (i) a Novated Contract that is subsequently determined not to have been novated or (ii) a certificate of an Inactive Certificateholder that reverts to Seller, LLANY shall transfer to the Seller Separate Account the assets in the LLANY Separate Account relating to the LLANY separate account liabilities arising under such Insurance Contract on the date of transfer.


                                  ARTICLE VII

                                    OFFSETS
                                    -------

          Any debts or credits between Seller and LLANY arising under this Agreement are deemed mutual debts or credits, as the case may be, and shall be netted or set off, as the case may be, and only the balance shall be allowed or paid hereunder.


                                   ARTICLE IX

                              ERRORS AND OMISSIONS
                              --------------------

          Inadvertent delays, errors or omissions made by either Seller or LLANY in connection with this Agreement or any transaction hereunder shall not relieve the other party from any liability which would have attached to such party had such delay, error or omission not occurred, provided that the party causing such delay error or omission rectifies the same as soon as possible after its discovery thereof.


                                   ARTICLE X

                              DUTY OF COOPERATION
                              -------------------

          Each party hereto shall cooperate fully with the other in all reasonable respects in order to accomplish the objectives of this Agreement. This duty to cooperate shall include obtaining the governmental and regulatory consents and approvals and taking the other steps necessary for the assumption of the Insurance Contracts, as described in Article III.


                                   ARTICLE XI

                                  ARBITRATION
                                  -----------

          It is the intention of the parties hereto that customs and usages of the business of indemnity reinsurance and assumption reinsurance shall be given full effect in the interpretation of this Agreement other than to the extent that the unique aspects of the transaction render such customs and usages inapplicable. The parties hereto shall act in all things with the highest good faith. Any dispute or difference with respect to the operation or interpretation of this Agreement on which an amicable understanding cannot be reached shall be submitted to arbitration, which shall be mandatory and binding. The arbitrators shall be free to reach their decision from the standpoint of equity and customary practices of the insurance and reinsurance industry rather than from that of strict legal principles.

          The arbitration shall be held in Portland, Maine, and shall consist of three arbitrators who must be active or retired executive officers of life insurance companies other than the parties to this Agreement, their Affiliates or subsidiaries. Seller shall appoint one arbitrator and LLANY the second.
Such arbitrators shall then select the third arbitrator before arbitration commences. Should one of the parties decline to appoint an arbitrator or should the two arbitrators be unable to agree upon the choice of a third, such appointment shall be left to the President of the American Academy of Actuaries.

          Decisions of the arbitrators shall be by majority vote. The cost of arbitration, including the fees of the arbitrators, shall be borne as the arbitrators shall decide.

          Judgment upon any award granted by the arbitrators may be entered in a Federal court of competent jurisdiction in Portland, Maine.


                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS
                            ------------------------

          Section 12.01.  Notices.  Any notice required or permitted hereunder
                          -------
shall be in writing and shall be delivered personally (by courier or otherwise), telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, three days after the date of deposit in the United States mails, as follows:

          (1)  If to LLANY to:

               Lincoln Life & Annuity Company of New York
               120 Madison Street, 17th Floor
               Syracuse, New York  13202
               Attention:  Phil Holstein
               Telecopier No.:  (315) 469-4636

               With concurrent copies to:

               The Lincoln National Life Insurance Company
               1300 South Clinton Street
               P.O. Box 1110
               Fort Wayne, Indiana  48601-1110
               Attention:  Carl L. Baker
               Telecopier No.:  (219) 455-5135

               Sutherland, Asbill & Brennan
               1275 Pennsylvania Avenue, N.W.
               Washington, D.C.  20004
               Attention:  David A. Massey
               Telecopier No.:  (202) 637-3593

          (2)  If to Seller to:

               UNUM Life Insurance Company of America
               2211 Congress Street
               Portland, Maine  04122
               Attention:  Kevin J. Tierney
               Telecopier No.:  (207) 770-4377

               With a concurrent copy to:

               LeBoeuf, Lamb, Greene & MacRae, L.L.P.
               125 West 55th Street
               New York, New York  10019-5389
               Attention:  Donald B. Henderson, Jr.
               Telecopier No.:  (212) 424-8500

          Any party may, by notice given in accordance with this Agreement to the other party, designate another address or person for receipt of notices hereunder.

          Section 12.02.  Amendment.  This Agreement may not be modified,
                          ---------
changed, discharged or terminated, except by an instrument in writing signed by an authorized officer of each of the parties hereto.

          Section 12.03.  Counterparts.  This Agreement may be executed by the
                          ------------
parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

          Section 12.04.  No Third Party Beneficiaries.  Except as otherwise
                          ----------------------------
specifically provided for herein, nothing in this Agreement is intended or shall be construed to give any Person, other than the parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          Section 12.05.  Assignment.  This Agreement shall be binding upon and
                          ----------
inure to the benefit of the parties hereto and their respective successors, permitted assigns and legal representatives. Neither this Agreement, nor any right hereunder, may be assigned by either party (in whole or in part) without the prior written consent of the other party hereto.

          Section 12.06.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY
                          -------------
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MAINE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

          Section 12.07.  Entire Agreement.  This Agreement, together with the
                          ----------------
Acquisition Agreement and the other Ancillary Agreements (as defined in the Acquisition Agreement), constitutes the entire agreement between the parties relating to the assumption of the Insurance Contracts by LLANY, and there are no other agreements between the parties hereto, either existing or contemplated, written or oral, relating to such assumption.

          IN WITNESS WHEREOF, Seller and LLANY have executed this Agreement as of the Effective Date.

                              UNUM LIFE INSURANCE COMPANY
                                OF AMERICA



                              By:   /s/ Kevin J. Tierney
                                   ----------------------
                                   Name:  Kevin J. Tierney
                                   Title: Senior Vice President and
                                          General Counsel

                              LINCOLN LIFE & ANNUITY COMPANY
                                OF NEW YORK



                              By:   /s/ Philip L. Holstein
                                   ------------------------
                                   Name:  Philip L. Holstein
                                   Title: President